EXHIBIT 10.1

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT made as of January 24, 2006, by and between Howard Alweil, an individual whose address is 1820 Benevcia Avenue, #205, Los Angeles, California 90025 (hereinafter referred to as "Consultant") and SecureCARE Technologies, Inc., a Nevada corporation with offices at 3001 Bee Caves Road - Suite 250, Austin, TX 76756 (hereinafter referred to as the "Company").

         WHEREAS, the Company desires to obtain the benefit of the services of Consultant to provide the services hereinafter set forth during a one year period commencing January 24, 2006 and ending January 23, 2007 at the rate of compensation set forth herein; and

         WHEREAS, the Consultant desires to render such services to the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and the acts herein described, it is agreed between the parties as follows:

         1. The Company hereby engages and retains Consultant and Consultant hereby agrees to render services and advice to the Company for a one
(1) year period commencing January 24, 2006 and ending January 23, 2007.

         2. The services to be rendered by Consultant shall consist of giving advice and opinions to the Company concerning but not limited to, assistance in locating qualified executive personnel to serve as the Company's key employees and a review of the implementation of the Company's public relations and marketing efforts. Consultant shall have the sole discretion as to the form, manner, and place in which said advice shall be given and the amount of time to be devoted to serve under this Agreement. The Company will rely on the consultant to work as many hours as may be reasonably necessary to fulfill Consultant's obligations under this Agreement. Except as provided hereinafter, an oral opinion by the Consultant to the Company shall be considered sufficient compliance with the requirements of this paragraph. Consultant shall devote to the Company only such time as it may deem necessary, and when reasonably requested by the Company, and shall not by this agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for or on behalf of persons, firms, or corporations other than the Company. The Company recognizes the Consultant provides services to other clients. The Company acknowledges that it has already receive substantial advice and services from the Consultant and its beneficial owners.

         3. The Company shall compensate the Consultant by the issuance of 300,000 shares of its common stock, to be registered under a Registration Statement on Form S-8 or any other available form as soon as is practicable after the execution and delivery of this Agreement. The Consultant shall pay all "out-of-pocket" expenses in connection with the services rendered and shall not be entitled to reimbursement from the Company unless authorized in writing in advance.

         4. The Company will not provide support services, including office space and secretarial services, for the benefit of the Consultant.

         5. The Consultant and the Company recognize that the Consultant's Services will include working on various projects for the company. The Consultant shall obtain the approval of the Company prior to the commencement of a new project.

         6. It is understood by the parties that the Consultant is an independent contractor with respect to the Company, and not an employee. The Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of the Consultant.

         7. The Company recognizes that the Consultant has or may have access to the Company's proprietary information ("Information") which are valuable, special and unique assets of the Company and need to be protected from improper disclosure. In consideration for the disclosure of the information, the Consultant agrees that the Consultant will not at any time or in any manner, either directly or indirectly, use any Information for the Consultant's own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Company. The Consultant will protect the Information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

         8. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

         9. Upon termination of this Agreement, The consultant shall deliver all records, notes, data, memoranda, models, and equipment of any nature that are in Consultant's possession or under Consultant's control and that are the Company's property or relate to the Company's business.

         10. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

         IF for the Company:

                  SecureCare Technologies, Inc.
                  3001 Bee Caves Road - Suite 250
                  Austin, TX  76756
                  Attn. Neil Burley, CFO

         IF for the Consultant:

                  Mr. Howard Alweil
                  1820 Benevcia Avenue, #205
                  Los Angeles, California 90025

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

          11. This instrument contains the entire agreement of the parties. There are no representations or warranties other than as contained herein, and there shall not be any liability to Consultant for any service rendered to the Company pursuant to this agreement. No waiver or modification hereof shall be valid unless executed in writing with the same formalities as this Agreement. Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other subsequent breach, whether of like or of a different nature.

         12. This agreement shall be construed according to the laws of State of Texas as they are applied to agreements executed and to be performed entirely within such State and shall be binding upon the hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed and their respective seals to be hereunto affixed the day and year first above written.

/s/ HOWARD ALWEIL
-----------------------------
Howard Alweil


SecureCARE Technologies, Inc.

By: /s/ NEIL BURLEY
    -------------------------
    Neil Burley, CFO